Exhibit 10.20

RASER TECHNOLOGIES, INC.

AMENDED & RESTATED 2004 LONG-TERM INCENTIVE PLAN

AWARD AGREEMENT

Unless otherwise defined herein, the terms in the Amended & Restated 2004 Long-Term Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (the “Agreement”).

I.	NOTICE OF GRANT OF COMMON STOCK

Name:
Address:

You have been granted Common Stock of the Company, subject to the terms and conditions of this Agreement and the Plan, as follows:

Date of Grant
Total Number of Shares:

II.	AGREEMENT

THIS AGREEMENT is made as of                                                  , between Raser Technologies, Inc. (the “Company”), and                                                       (“Grantee”).

The parties agree as follows:

1. Grant of Stock. The Company hereby grants to Grantee the number of shares of Common Stock of the Company (the “Shares”) set forth in the Notice of Grant of Common Stock in consideration for services performed and to be performed by the Grantee for the Company.

2. Vesting. The shares shall vest on             , providing that the Grantee is a director in good standing through the earlier of              or the date of the annual meeting of shareholders for the Company or its successor in             .

3. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Grantee with respect to the payment of income, employment and other taxes that the Company determines must be withheld with respect to such Shares.

4. Market Stand Off. Grantee hereby agrees that Grantee shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by Grantee (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 3 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with a legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Grantee agrees to execute a market standoff agreement in customary form consistent with the provisions of this Section 4.

5. Notices. Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

6. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

8. Governing Law; Severability. The internal substantive laws, but not the choice of law rules, of Utah govern this Agreement.

9. Entire Agreement. This Agreement together with the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee.

[Signature Page Follows]

By the Grantee’s signature below, the Grantee represents that he or she hereby accepts this Agreement subject to all of the terms and provisions hereof and subject to any Company Insider Trading Policy as may be in effect. The Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

GRANTEE	RASER TECHNOLOGIES, INC.

/s/ Brent M. Cook
Signature	Signature

Brent M. Cook
Print Name	CEO
Raser Technologies, Inc.

Address:	Address:
5152 North Edgewood Dr.
Suite 375
Provo, Utah 84604

Date Received

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